EXHIBIT 99.1

Allied Capital Increases Dividend to $0.62 Per Share;
Earnings to be Released November 8th, 2006; Conference Call Scheduled

Washington, DC – October 20, 2006 – Allied Capital Corporation (NYSE: ALD) today announced that it has declared a fourth quarter dividend of $0.62 per share. This dividend represents the 173rd consecutive quarterly dividend for Allied Capital shareholders since 1963. Upon payment of the fourth quarter dividend, Allied Capital will have distributed a total of $2.42 per share in regular quarterly dividends to shareholders for 2006, which represents a 5% increase over the 2005 regular quarterly dividends of $2.30 per share. In addition, Allied Capital paid a $0.03 per share extra dividend in 2005.

The dividend is payable as follows:
Record date: Payable date:	December 15, 2006 December 27, 2006

Earnings to be Released November 8th, 2006; Investor Web Cast and Conference Call Scheduled
Allied Capital will release third quarter 2006 results on Wednesday, November 8, 2006, before the market opens. The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the quarter. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode “Allied Capital.”

An archived replay of the event will be available through November 22, 2006 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “9045919.” An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

About Allied Capital
Allied Capital Corporation, a leading business development company with total assets of more than $4 billion, has paid regular, quarterly cash dividends to shareholders since 1963. Since its IPO in 1960, Allied Capital has provided long-term debt and equity financing to thousands of middle market companies. Allied Capital invests in the American entrepreneurial economy by providing capital to companies seeking a long-term financial partner and access to managerial resources often unavailable to smaller companies. In serving its shareholders, Allied Capital helps build middle market businesses and support American jobs. The Company’s private finance portfolio includes investments in over 100 companies that generate aggregate revenues of approximately $12 billion and employ more than 85,000 people.

Allied Capital provides flexible, competitive debt and equity capital for management and sponsor-led buyouts, recapitalizations, acquisitions and growth of middle market companies. Allied Capital’s seamless, one-stop financing capabilities include first and second lien senior loans, unitranche debt, junior or mezzanine debt and equity.

Headquartered in Washington, DC, Allied Capital offers shareholders the opportunity to participate in the private equity industry through an investment in the Company’s New York Stock Exchange-listed stock, which is traded under the symbol ALD. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com. All media inquiries should be directed to Stan Collender of Qorvis Communications at 202-448-3131.

Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission.

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